SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act 1934
Date of Report (Date of earliest event reported):  January 13, 2017
NEMAURA MEDICAL, INC.
(Exact name of registrant as specified in charter)

000-55283	Nevada	46-5027260
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom		N/A
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		00 44 1509 222912
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountant.

(a) On January 13, 2017, the Company received notice from its independent registered public accounting firm, GHP Horwath, P.C. ("GHP"), that GHP has chosen not to stand for re-appointment as the Company's auditor, and effective as of January 13. 2017, the client-auditor relationship between the Company and GHP Horwath, P.C. ceased. The resignation of GHP was not recommended by the Company's audit committee nor was the audit committee's approval required.

The audit report of GHP on the Company's financial statements for the fiscal years ended March 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  The audit report of GHP on the financial statements of the Company as of and for each of the years ended March 31, 2016 and 2015 included an explanatory paragraph relating to significant transactions and relationships between the Company and related parties.

During the Company's two most recent fiscal years ended March 31, 2016 and 2015 and for the subsequent interim period through January 13, 2017, the Company had no "disagreements" (as described in Item 304(a)(1)(iv) of Regulation S-K) with GHP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GHP, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company's two most recent fiscal years ended March 31, 2016 and 2015, and for the subsequent interim period through January 13, 2017, there was a "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure of material weaknesses in the Company's internal control over financial reporting. As previously reported, the following control deficiencies were identified that represent material weaknesses as of March 31, 2016; (1) lack of sufficient resources to enable an adequate level of supervision and segregation of duties; specifically, limited review of financial reporting, and policies and procedures have not yet been implemented to analyze, document, monitor and report on non-routine and complex transactions that require management estimation or judgment, and (2) limited policies and procedures to ensure that financial statement disclosures for related party transactions reconcile fully to the underlying accounting records and that Board approval of these transactions is documented.

In accordance with Item 304(a)(3) of Regulation S-K, we furnished GHP with a copy of this Form 8-K on January 17, 2017, providing GHP with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K as the same pertain to GHP and, if not, stating the respect in which it does not agree. A copy of GHP's response is filed as Exhibit 16.1 to this Report.

(b) On January 20, 2017,the Company engaged Crowe Horwath LLP as the Company's new independent registered public accounting firm effective immediately. The retention of Crowe Horwath LLP was approved by the Board of Directors. During the Company's two most recent fiscal years ended March 31, 2016 and 2015 and for the subsequent interim period through January 20, 2017, neither the Company, nor anyone on behalf of the Company consulted with Crowe Horwath LLP  regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
16.1	Letter from GHP Horwath, P.C., dated January 17, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Nemaura Medical, Inc.

By:	/s/ Dewan F H Chowdhury
Name:	Dewan F H Chowdhury
Title:	Chief Executive Officer

Dated: January 20, 2017

Exhibit List

Exhibit No.	Description
16.1	Letter from GHP Horwath, P.C., dated January 17, 2017